Exhibit 99.1

Nortech Systems Reports Second Quarter 2023 Results

Revenue Up Nearly 8% from Prior Year and Up 11% Year-to-Date

MINNEAPOLIS – August 9, 2023 -- Nortech Systems Incorporated (Nasdaq: NSYS) (the "Company"), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical, industrial and defense markets, reported 2023 second quarter results for the period ended June 30, 2023.

2023 Second Quarter Highlights:

●	Revenue of $35.0 million, up 7.7% from the prior-year period. First half revenue $69.9 million up 10.6% from prior-year period.
●	Generally Accepted Accounting Principles (GAAP) net income of $0.6 million, or $0.22 per diluted share, compared to net income of $0.7 million, or $0.25 per diluted share, in the same period in 2022.
●	Gross margin of 15.6%, up 20 basis points from gross margin of 15.4% in the second quarter of 2022.
●	Earnings before interest, taxes, depreciation and amortization (EBITDA) of $1.6 million, up from EBITDA of $1.5 million in the prior-year period.
●	Second quarter bookings of $37 million, the highest level in last 4 quarters.
●	Quarter-end backlog of $101 million as of June 30, 2023, up $2 million from the prior quarter end.

Management Commentary

“Nortech Systems demonstrated continued strong performance in the second quarter, underpinned by strong revenue, solid EBITDA levels, near-record bookings and a healthy backlog,” says Jay D. Miller, President & CEO of Nortech Systems.

“Our sustained momentum in operational performance and profitability is shown in the quarterly improvements we delivered across key metrics, both year-over-year and on a trailing twelve-month basis. These consistent results are a testament to the commitment of our Nortech team members to deliver mission-critical quality and performance to our medical, industrial and defense customers,” Miller stated. “We also appreciate our many supplier partners for their vital contributions to our success.”

2023 Second Quarter and Year-to-Date Results

In Thousands except EBITDA	Q2 23	Q2 22%		YTD 2023	YTD 2022%
Revenue	$35,021	$32,518	7.7%	$69,909	$63,229	10.6%
Gross Profit	$5,474	$5,004	9.4%	$10,958	$9,048	21.1%
Operating Expenses	$4,375	$3,979	10.0%	$8,806	$7,854	12.1%
Net Income	$634	$719	(5.7)%	$1,315	$857	58.6%
EBITDA ($ millions)	$1.6	$1.5	6.7%	$3.2	$2.1	52.4%

In Q2 2023, revenue totaled $35.0 million. This represents a 7.7% increase from revenue of $32.5 million in the second quarter of 2022. Net income totaled $0.6 million, or $0.22 per diluted share, in Q2 2023, down from net income of $0.7 million, or $0.25 per diluted share, in Q2 2022.

In the second quarter of 2023, gross profit totaled $5.5 million, or 15.6% of revenue, compared to gross profit of $5.0 million, or 15.4% of revenue, in the prior-year quarter.

Second quarter 2023 operating expenses totaled $4.4 million, in line with the prior quarter and a 10.0% increase from second quarter 2022 operating expenses of $4.0 million. The increase in year-over-year operating expense was by primarily driven by investments in IT and HR systems as well as inflationary pressures on expenses overall.

Second quarter 2023 EBITDA totaled $1.6 million, a 6.7% increase over EBITDA of $1.5 million in the second quarter of 2022 and consistent with the prior quarter. The year-over-year increase in EBITDA resulted primarily from the previously highlighted revenue increase in the same period.

Business Outlook

“In the second half of 2023 we will remain agile and focused on our core operations, cash flow and balance sheet in order to deliver profitable growth and shareholder value,” declared Miller. “We are pleased to see that supply chain disruptions and inflationary pressures have subsided somewhat. These positive trends are reflected in our strong bookings and backlog levels. However, we share a cautious optimism with our customers, and we have positioned Nortech to be nimble and responsive to any macroeconomic changes.

“To help better prepare Nortech for the future, we are judiciously investing in our own proprietary technologies that can enhance our customers’ solutions and provide us with more competitive advantages in the marketplace,” Miller explained. “We are also early into the exploration of benefits from implementing Internet of Things - or IoT - applications to augment our service offering, enhance operational efficiencies and further scale our financial platform.” He added that the company’s proactive Environmental, Social and Governance, or ESG, efforts reflect a deep dedication to corporate responsibility. “Our policies and internal resources will keep Nortech ahead of any upcoming third-party ESG reporting requirements,” he concluded.

Conference Call

The Company will hold a live conference call and webcast at 4:00 p.m. central time on Wednesday, August 9, 2023, to discuss the Company's 2023 second quarter results. The call will be hosted by Jay Miller, Chief Executive Officer and President and Alan Nordstrom, Acting Chief Financial Officer. To access the live audio conference call, U.S. participants may call 877-545-0523 and international participants may call 973-528-0016. Participant Access Code: 953856. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/48782.

About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech Systems primarily serves the medical, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire/cable/interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has seven manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech's website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results including profit and growth, improving supply chain management, the impact of proprietary products and innovations on our customers' and our results, sales booking and backlog trends, increasing shareholder value, inflationary pressures, macroeconomic challenges, our ability to retain customers, macroeconomic conditions, competitive advantages, impact of prospective Internet of Things offerings on our business and progress on ESG topics. While this release is based on management's best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition (2) supply chain disruptions leading to parts shortages for critical components; (3) volatility in market conditions which may affect market supply of and demand for the Company's products; (4) increased competition; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) commodity cost increases coupled with our inability to raise prices charged to our customers; (8) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (9) general economic, financial and business conditions that could affect the Company's financial condition and results of operations; (10) the Company's ability to steadily improve manufacturing output throughout the remainder of 2023. Some of the above-mentioned factors are described in further detail in the section entitled "Risk Factors" in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical metric and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
INCOME STATEMENT	2023	2022	2023	2022

Net Sales	$35,021	$32,518	$69,909	$63,229

Cost of Goods Sold	29,547	27,514	58,951	54,181

Gross Profit	5,474	5,004	10,958	9,048
	15.6%	15.4%	15.7%	14.3%

Operating Expenses
Selling Expenses	953	960	1,843	1,793
General and Administrative Expenses	3,105	2,668	6,370	5,398
Research and Development Expenses	317	351	593	679
Gain on Sale of Assets		-	-	(15)
Total Operating Expenses	4,375	3,979	8,806	7,854

Income from Operations	1,099	1,025	2,152	1,194

Other Expense
Interest Expense	(125)	(117)	(235)	(215)

Income Before Income Taxes	974	908	1,917	979

Income Tax Expense	340	189	602	122

Net Income	$634	$719	$1,315	$857

Net Income Per Common Share - Basic	$0.23	$0.27	$0.49	$0.32

Weighted Average Number of Common Shares Outstanding - Basic	2,718,066	2,683,131	2,705,121	2,681,931

Net Income Per Common Share - Diluted	$0.22	$0.25	$0.46	$0.30
Weighted Average Number of Common Shares Outstanding - Diluted	2,870,848	2,886,755	2,887,313	2,879,216

BALANCE SHEET	June 30, 2023	December 31, 2022
Cash	$781	$1,027
Restricted Cash	1,134	1,454
Accounts Receivable	17,404	15,975
Employee Retention Credit Receivable	-	2,650
Inventories, Net	21,078	22,438
Contract Assets	11,587	9,982
Prepaid Expenses and Other Current Assets	2,370	1,334
Property and Equipment, Net	6,485	6,408
Operating Lease Assets	7,253	7,850
Other Intangible Assets, Net	342	422
Total Assets	$68,434	$69,540

Accounts Payable	$15,343	$14,792
Lease Obligations, Finance & Operating, Net	8,885	9,659
Accrued Payroll and Commissions	3,004	4,803
Customer deposits	3,321	3,515
All Other Liabilities	1,371	1,838
Line of Credit	7,019	6,853
Shareholders’ Equity	29,490	28,080
Total Liabilities and Shareholders’ Equity	$68,434	$69,540

CASH FLOW STATEMENT	June 30, 2023	June 30, 2022
Cash Flows from Operating Activities
Net Income	$1,315	$857
Depreciation and Amortization	1,027	967
Compensation on Stock-Based Awards	192	140
Change in Inventory Reserves	(53)	(103)
Other, Net	(147)	(46)
Changes in Current Operating Items
Accounts Receivable	(1,580)	(1,986)
Inventories	1,350	(3,540)
Contract Assets	(1,620)	(371)
Prepaid Expenses and Other Assets	(1,042)	89
Income Taxes	(364)	(168)
Accounts Payable	586	1,346
Accrued Payroll and Commissions	(1,788)	(84)
Customer Deposits	(195)	-
All Other Operating Items	2,601	959
Net Cash Provided By (Used In) Operating Activities	$281	$(1,940)

Cash Flows from Investing Activities
Proceeds from Sale of Property and Equipment	-	15
Purchase of Property and Equipment	(956)	(1,223)
Net Cash Used In Investing Activities	$(956)	$(1,208)

Cash Flows from Financing Activities
Proceeds from Line of Credit	65,886	58,440
Payments to Line of Credit	(65,726)	(56,046)
Principal Payments on Financing Leases	(189)	(329)
Stock Option Exercises	174	33
Net Cash Provided By Financing Activities	$144	$2,098

Effect of Exchange Rate Changes on Cash	(35)	-

Net Change in Cash	$(566)	$(1,050)
Cash - Beginning of Period	2,481	2,225
Cash - Ending of Period	$1,915	$1,175

	THREE MONTHS ENDED
	June 30,
RECONCILIATION TO EBITDA	2023	2022
Net Income	$634	$719
Interest expense	125	117
Income tax expense	340	189
Depreciation & amortization expense	522	481
EBITDA	$1,621	$1,506

There are no material adjustments to EBITDA in 2022 or 2023.

Adjustments to EBITDA in 2021 include:

●

In the third quarter of 2021, we recognized $5,209 related to the CARES Act Employee Retention Credit (ERC) as a reduction of costs of goods sold of $4,670, selling expense of $125, and general and administrative expense of $414. Nortech received ERC cash payment in two installments, the first in December 2022 and the second in May 2023.

●	CARES Act Paycheck Protection Program (PPP) loan forgiveness gain of $6,170 recorded in the fourth quarter of 2021.
●

Restructuring expense in 2021 of $327 related to the consolidation of our printed circuit board production capabilities into our center of excellence in Mankato, Minnesota and closure of our Merrifield, Minnesota plant.

●	Gain on sale of assets in 2021 of $141 related to the closure of our Merrifield, Minnesota plant.
●	Loss on abandonment of intangible assets in 2021 of $560 related to abandonment of the Devicix tradename.

	Last Twelve Months (LTM) Ended in Quarter
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Net Sales	$98.7	$102.5	$105.5	$115.2	$123.8	$126.1	$132.0	$134.1	$138.3	$140.8

Gross profit $ - Adjusted	8.0	8.8	10.3	11.2	13.7	15.1	18.1	20.5	21.9	$22.4
Gross margin % - Adjusted	8.1%	8.6%	9.7%	9.7%	11.0%	12.0%	13.7%	15.3%	15.8%	15.9%

EBITDA - Adjusted	$(2.3)	$(2.0)	$(0.7)	$(0.2)	$1.9	$2.5	$4.2	$5.8	$6.7	$6.8